UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip code)

(303) 771-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 24, 2015, CH2M HILL Companies, Ltd., a Delaware corporation (the “Company”), entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with AP VIII CH2 Holdings, L.P. (the “Purchaser”), an entity owned by investment funds affiliated with Apollo Global Management, LLC (“Apollo”), in connection with the initial closing of the sale of shares of Series A Preferred Stock (as defined below) (the “Shares”) by the Company (the “Initial Closing”) pursuant to the Subscription Agreement entered into by the Company and the Purchaser on May 27, 2015 (the “Subscription Agreement”). Pursuant to the Investor Rights Agreement, among other things, the Company has granted the Purchaser certain rights, including but not limited to customary registration rights, preemptive rights with respect to future issuances of Company securities and the right to cause the Company to pursue an IPO or initiate a process to sell the Company if the Company has not, at its option, redeemed the Shares, initiated an IPO process or completed a sale of the Company prior to the fifth anniversary of the Initial Closing (the “Fifth Anniversary”). Pursuant to the Investor Rights Agreement, for so long as the Purchaser continues to hold a minimum required number of the shares of Series A Preferred Stock, the Purchaser also will have the right to designate two directors to the Board of Directors of the Company (the “Board”).

Pursuant to the Investor Rights Agreement, the Purchaser may not transfer any Shares without the prior written consent of the Company prior to the Fifth Anniversary (or the sixth anniversary of the Initial Closing under certain circumstances where an initial public offering is in progress) unless the Company has completed its initial public offering and all lock-up agreements or related restrictions applicable to the Purchaser have terminated. In addition, after the termination of the restrictions on transfer described in the preceding sentence, the Purchaser may not transfer any Shares to a competitor of the Company or in any manner that would materially impact the Company’s security clearances or would violate applicable law.

The foregoing description of the Investor Rights Agreement is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement filed herewith, which is incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities

On June 24, 2015, at the Initial Closing pursuant to the Subscription Agreement, the Company sold and issued an aggregate of 3,214,400 Shares to the Purchaser at a price of $62.22 per share for an aggregate purchase price of approximately $200 million in a private placement. The Company offered and sold the shares in reliance on the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, on the basis that the Purchaser was an accredited investor and that the Company did not use general solicitation or advertising to market the Shares and otherwise satisfied the requirements of the exemption. The rights, privileges and preferences of the Shares are summarized below.  On the one-year anniversary of the Initial Closing or upon the earlier election of the Company, the Purchaser will purchase an additional 1,607,200 Shares for an aggregate purchase price of approximately $100 million at a second closing, subject to the satisfaction or waiver of certain conditions set forth in Subscription Agreement.

Item 3.03  Material Modification to Rights of Security Holders; Item 5.03  Amendments to Articles of Incorporation or Bylaws

Certificate of Designation

On June 22, 2015, in anticipation of the Initial Closing, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Designation, the Board designated a new series of the Company’s preferred stock, the Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”). The Certificate of Designation authorized the Company to issue 10,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock has an original issue price of $62.22 (the “Original Issue Price”). The following description of the Certificate of Designation is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation filed herewith, which is incorporated herein by reference.

Dividends. Dividends on the Series A Preferred Stock are cumulative and accrue quarterly, whether or not declared by the Board, at the rate of 5.0% per annum on the sum of the Original Issue Price plus all unpaid accrued and unpaid dividends thereon, whether or not declared by the Board. After the Fifth Anniversary, the rate at which dividends accrue may increase from 5.0% to 10.0% or 15.0% if the Company’s stockholders do not approve a sale of the Company which has been recommended by the Board or subsequently do not approve certain other actions to facilitate an IPO, as set forth in the Investor Rights Agreement and the Certificate of Designation.

Dividends accruing on shares of Series A Preferred Stock prior to the Fifth Anniversary are not paid in cash or in kind but are added to the liquidation preference of the Series A Preferred Stock pursuant to the Certificate of Designation. After the Fifth Anniversary, dividends accruing on shares of Series A Preferred Stock will be payable in cash at the election of the Board. In addition, under certain circumstances set forth in the Certificate of Designation, after the Fifth Anniversary, dividends accrued on shares of Series A Preferred Stock will be payable in cash or in kind at the election of the holders of a majority of the outstanding shares of Series A Preferred Stock. In addition to the dividends accruing on shares of Series A Preferred Stock described above, if the Company declares certain dividends on the Common Stock, the Company is required to declare and pay a dividend on the outstanding shares of Series A Preferred Stock on a pro rata basis with the Common Stock, determined on an as-converted basis.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other transaction deemed a liquidation event pursuant to the Certificate of Designation (including a sale of the Company) (a “Liquidation”), each holder of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, before any payment may be made to the holders of Common Stock, an amount equal to the Original Issue Price for such shares plus accrued and unpaid dividends thereon or, in the event that such Liquidation occurs before the Fifth Anniversary, such dividends as would have accrued on such shares through the Fifth Anniversary and are unpaid, and in each case, together with any other dividends declared and unpaid thereon. If, upon such Liquidation, the amount that the holders of Series A Preferred Stock would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such Liquidation would exceed than the amount they would receive pursuant to the preceding sentence, the holders of Series A Preferred Stock will receive such greater amount.

Voting. Pursuant to the Certificate of Designation, each holder of outstanding shares of Series A Preferred Stock is entitled to vote with the holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company. In any such vote, each outstanding share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

In addition, pursuant to the Certificate of Designation, the Company may not take certain actions without first having obtained the affirmative vote or waiver of the holders of a majority of the outstanding shares of Series A Preferred Stock. These actions include, without limitation: (a) increasing the authorized number of shares of Series A Preferred Stock; (b) authorizing securities having rights, preferences or privileges as to dividends or upon any Liquidation that are senior to or on a parity with the Series A Preferred Stock, or increasing the authorized number of shares of any such securities; (c) amending the Certificate of Incorporation in any way that adversely affects the rights, preferences or privileges of the Series A Preferred Stock; (d) conducting certain liquidation events in which the holders of Series A Preferred Stock would receive less than $600 million in cash or liquid assets; (e) effecting or allowing the registration or listing on a securities exchange of any securities of the Company other than in accordance with post-registration or post-listing restrictions on transfer of Common Stock as further described therein; (f) entering into agreements for certain acquisitions, joint ventures or investments, except, in certain circumstances, those involving amounts of $100 million or less; (g) entering into agreements for certain firm, fixed-price or lump-sum design-build or EPC contracts outside of the Company’s water business group involving certain negotiated amounts; (h) entering into certain related-party transactions; (i) entering into any new line of business; (j) conducting certain repurchases of shares of capital stock in excess of negotiated pre-approved amounts set forth in the Certificate of Designation; (k) incurring certain debt for borrowed money in amounts that would cause the Company’s debt to EBITDA ratio to exceed 3.00:1.00 (or 3.25:1.00 for the remainder of 2015); (l) increasing the number of directors of the Board to more than 13; and (m) under certain circumstances set forth in the Investor Rights Agreement, after the Fifth Anniversary, issuing equity securities other than certain pre-approved issuances pursuant to existing plans and agreements.

Conversion. Any holder of outstanding shares of Series A Preferred Stock may elect, from time to time, to convert any or all of such holder’s shares of Series A Preferred Stock into a number of shares of Common Stock as is determined by dividing the Original Issue Price by $62.22 (the “Initial Conversion Price”). Under certain circumstances set forth in the Investor Rights Agreement, after the Fifth Anniversary, the Initial Conversion Price will be reduced to $52.65 or $47.86. The Initial Conversion Price is also subject to adjustments on a broad-based, weighted-average basis upon the issuance of shares of Common Stock or certain equivalent securities at a price per share less than the Initial Conversion Price as adjusted to date, subject to certain exclusions.

Immediately prior to the closing of any firm-commitment, underwritten public offering of the Company in which the aggregate proceeds to the Company exceed $200 million (before deduction of underwriters’ discounts and commissions), provided that the Common Stock is then listed on the New York Stock Exchange, its NYSE Mkt or the Nasdaq Stock Market (or any successor exchange) and provided that the Company sells on a primary basis at least that number of shares required by the Certificate of

Designation, all outstanding shares of Series A Preferred Stock, plus accrued and unpaid dividends on such shares or, in the event that such offering occurs before the Fifth Anniversary, such dividends as would have accrued on such shares through the Fifth Anniversary and are unpaid, together with any other dividends declared and unpaid thereon, automatically will be converted into shares of Common Stock at the then effective conversion price. If earlier than the closing of such an offering, all outstanding shares of Series A Preferred Stock, plus accrued and unpaid dividends on such shares, together with any other dividends declared and unpaid thereon, automatically will be converted into shares of Common Stock at the then effective conversion price upon written notice delivered to the Company by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

Redemption. Pursuant to the Certificate of Designation, all shares of Series A Preferred Stock (and not fewer than all shares of Series A Preferred Stock) may be redeemed by the Company out of funds lawfully available therefor in one installment commencing at any time on or after the third anniversary of the Initial Closing. The aggregate redemption price for the shares of Series A Preferred Stock will be equal to the greater of the fair value, as determined by appraisal provided for in the Certificate of Designation, of such shares, plus accrued and unpaid dividends on such shares, together with any other dividends declared and unpaid thereon, and certain guaranteed minimum prices of up to an aggregate of $600 million. The Series A Preferred Stock is not redeemable upon the election of the holders of Series A Preferred Stock.

Amended and Restated Bylaws

Effective as of June 24, 2015, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws in order to provide that (i) certain restrictions on transfer of the Company’s capital stock shall not apply to shares of Common Stock issued or to be issued upon conversion of shares of Preferred Stock and (ii) such restrictions on transfer and certain other ownership limitations will apply only to holders who are current or former employees or directors of, or consultants to, the Company or any of its affiliates. The foregoing description of the amendment and restatement of the Company’s Amended and Restated Bylaws is a summary only, is not complete and is qualified in its entirety by reference to the full text of the latest Amended and Restated Bylaws filed herewith, which is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of June 24, 2015, Jerry D. Geist resigned as a member of the Board. Though Mr. Geist will no longer serve as a member of the Board, the Board has designated Mr. Geist a director emeritus for the remainder of the term during which he would have continued to serve as a member of the Board.  Mr. Geist previously served on the Audit, Compensation and Governance and Corporate Citizenship Committees.

Effective as of June 24, 2015, the Board has appointed each of Antoine G. Munfakh and Scott Kleinman to serve as a member of the Board until the next annual meeting to be held in 2016 pursuant to the Amended and Restated Bylaws. Mr. Munfakh will serve on the Compensation Committee of the Board. Each of Mr. Munfakh and Mr. Kleinman is affiliated with Apollo and was designated to serve as a member of the Board by the Purchaser pursuant to the Investor Rights Agreement.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock of CH2M HILL Companies, Ltd., as filed with the Secretary of State of the State of Delaware on June 22, 2015.

3.2	Amended and Restated Bylaws of CH2M HILL Companies, Ltd., as amended through and including June 24, 2015.

99.1	Investor Rights Agreement, dated June 24, 2015, among CH2M HILL Companies, Ltd. and AP VIII CH2 Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: June 24, 2015	By:	/s/ Gary L. McArthur
Gary L. McArthur
Executive Vice President and Chief Financial Officer